                                                                    Exhibit 10.1

                              AMENDED AND RESTATED
                        REVOLVING CREDIT LOAN & SECURITY
                                    AGREEMENT
                            (ACCOUNTS AND INVENTORY)

OBLIGOR #                       NOTE #                            AGREEMENT DATE
---------                       ------                            --------------
7253610942                                                        March 22, 2001

CREDIT LIMIT                  INTEREST RATE                OFFICE NO. INITIAL
------------                  -------------                -------------------
$20,000,000.00*               Base Rate minus 0.500%       48350, Marco Figone

         *see Section 2.10


         THIS AGREEMENT is entered into on March 22, 2001, between Comerica Bank-California ("Bank") as secured party, whose Headquarter Office is 333 West Santa Clara Street. San Jose, CA and Sipex Corporation ("Borrower"), a Massachusetts corporation whose sole place of business (if it has only one), chief executive office (if it has more than one place of business) or residence (if an individual) is located at 233 South Hillview Drive, Milpitas, CA. The parties agree as follows:

1. Bank and Borrower have entered into that certain (i) Business Loan Agreement dated June 1, 2000, (ii) Security Agreement dated June 1, 2000; and
(iii) Master Revolving Note dated June 1, 2000 (as each of the same may have been amended, modified, or restated from time to time prior to the date hereof, collectively, together with any other loan documents executed in connection therewith, the "Original Loan Documents"). This Amended and Restated Revolving Credit Loan & Security Agreement (Accounts and Inventory) amends, re-evidences, restates and supersedes in full, but does not in any way satisfy nor discharge the outstanding indebtedness evidenced by the Original Loan Documents.

2.       DEFINITIONS.

          2.1 "Agreement" shall mean and includes this Amended and Restated Revolving Credit Loan & Security Agreement (Accounts and Inventory), any concurrent or subsequent rider to this Amended and Restated Revolving Credit Loan & Security Agreement (Accounts and Inventory) and any further extensions, supplements, amendments or modifications to this Amended and Restated Revolving Credit Loan & Security Agreement (Accounts and Inventory) and to any such rider.

          2.2 "Bank Expenses" shall mean and includes: all costs or expenses required to be paid by Borrower under this Agreement which are paid or advanced by Bank; taxes and insurance premiums of every nature and kind of Borrower paid by Bank; filing, recording, publication and search fees, appraiser fees, auditor fees and costs, and title insurance premiums paid or incurred by Bank in connection with Bank's transactions with Borrower; costs and expenses incurred by Bank in collecting the Receivables (with or without suit) to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, disposing of, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; costs and expenses of suit incurred by Bank in enforcing or defending this Agreement or any portion hereof, including, but not limited to, expenses incurred by Bank in attempting to obtain relief from any stay, restraining order, injunction or similar process which prohibits Bank from exercising any of its rights or remedies; and reasonable attorneys' tees and expenses incurred by Bank in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement, or any portion hereof or any agreement related hereto, whether or not suit is brought. Bank Expenses shall include Bank's in-house legal charges at reasonable rates.

          2.3 "Base Rate" shall mean that variable rate of Interest so announced by Bank at its headquarters office (in San Jose, California as its "Base Rate" from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

          2.4 "Borrower's Books" shall mean and includes all of the Borrower's books and records including but not limited to: minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities, Receivables, business operations or financial condition, and all information relating thereto; computer programs; computer disk or tape files; computer printouts; computer runs; and other computer prepared information and equipment of any kind.

          2.5 "Borrowing Base" shall mean the sum of: (1) Eighty percent (80.00%) of the net amount of Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto ("Accounts Receivable Borrowing Base"); and (2) the amount, if any, of the advances against Inventory agreed to be made pursuant to any Inventory Rider ("Inventory Borrowing Base"), or other rider, amendment or modification to this Agreement, that may now or hereafter be entered Into by Bank and Borrower.

          2.6 "Cash Flow" shall mean, for any applicable period of determination, the Net Income (after deduction for income taxes and other taxes of such Person, or its subsidiaries, determined by reference to income or profits of such Person, or its subsidiaries) for such period, plus, to the extent deducted in computation of such Net income, the amount of depreciation and amortization expense and the amount of deferred tax liability during such period, all as determined to accordance with GAAP.

          2.7 "Cash Flow Coverage Ratio" shall mean the ratio, as of any applicable period of determination, the numerator of which is Net Income plus depreciation plus amortization plus (or minus) the increase (or decrease) (in the deferred tax liability minus dividends and S-Draws, if an S-Corp, a the greater of actual draws or net income times the highest prevailing personal tax rate, and the denominator of which is the current portion of long term debt plus the current portion of capital lease payments for the same period of determination.

          2.8 "Collateral" shall mean and includes each and all of the following: the Receivables; the Intangibles; the Negotiable Collateral, the Inventory; all money, deposit accounts and all other assets of Borrower in which Bank receives a security interest or which hereafter come into the possession, custody or control of Bank; and the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral and

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
     any and all Receivables, Intangibles, Negotiable Collateral, Inventory, equipment, money, deposit accounts or other tangible and intangible property of borrower resulting from the sale or other disposition of the Collateral, and the proceeds thereof. Notwithstanding anything to the contrary contained herein, Collateral shall not include any waste or other materials which have been or may be designated as toxic or hazardous by Bank.

          2.9 "Credit" shall mean all Indebtedness, except that Indebtedness arising pursuant to any other separate contract, instrument, note, or other separate agreement which, by its terms, provides for a specified interest rate and term.

          2.10 "Credit Limit" shall mean $20,000,000.00, provided, however, that beginning on April 1, 2002, the Credit Limit shall mean Fifteen Million Dollars ($15,000,000.00).

          2.11 "Current Assets" shall mean, in respect of a Person and as of any applicable date of determination; all (a) unrestricted cash, marketable securities, or certificates of deposit; (b) non-affiliated accounts receivable; (c) United States government securities; (d) claims against the United States government; and (e) inventories (held for sale in the ordinary course of business) of such Person.

          2.12 "Current Liabilities" shall mean, in respect of a Person and as of any applicable date of determination, (a) all liabilities of such Person that should be classified as current in accordance with GAAP, including, without limitation, any portion of the principal of the Indebtedness under this Agreement classified as current, plus (b) to the extent not otherwise included, all liabilities of the Borrower to any of its affiliates (including officers, directors, shareholders, subsidiaries and commonly held companies) whether or not classified as current to accordance with GAAP.

          2.13 "Daily Balance" shall mean, the amount determined by taking the amount of the Credit owed at the beginning of a given day, adding any new Credit advanced or incurred on such date, and subtracting any payments or collections which are deemed to be paid and are applied by Bank in reduction of the Credit on that date under the provisions of this Agreement.

          2.14 "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP, in the case of Borrower, the term "Debt" shall include, without limitation, the Indebtedness.

          2.15 "Debt-to-Worth Ratio" shall mean in respect of a Person and as of any applicable date of determination, the ratio of (a) the total Debt of such Person at such time, to (b) the Tangible Effective Net Worth of such Person at such time.

          2.16 "Eligible Accounts" shall mean and includes those accounts of Borrower which are due and payable within Thirty (30) days, or less, from the date of invoice, have been validly assigned to Bank and strictly comply with all of Borrower's warranties and

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
     representations to Bank; but Eligible Accounts shall not include the following: (a) accounts with respect to which the account debtor is an officer, employee, partner, joint venturer or agent of Borrower; (b) accounts with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; (c) accounts with respect to which the account debtor is not a resident of the United States, provided, however, that Bank may, in its sole discretion, allow such accounts to be included as Eligible Accounts (the "Eligible Foreign Accounts"); (d) accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States; (e) accounts with respect to which the account debtor is any State of the United States or any city, county, town, municipality or division thereof; (f) accounts with respect to which the account debtor is a subsidiary of, related to, affiliated or has common shareholders, officers or directors with Borrower; (g) accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (h) accounts not paid by an account debtor within ninety (90) days from the date of the invoice; (i) accounts with respect to which account debtors dispute liability or make any claim, or have any defense, crossclaim, counterclaim, or offset; (j) accounts with respect to which any Insolvency Proceeding is filed by or against the account debtor, or if an account debtor becomes insolvent, fails or goes out of business; (k) accounts owed by any single account debtor which exceed twenty percent (20%) of all of the Eligible Accounts, and accounts owed by any single account debtor which are allowed as Eligible Foreign Accounts (as described in (c) above), which exceed ten percent (10%) of all of the Eligible: Accounts; and (I) accounts with a particular account debtor on which over twenty-five percent (25%) of the aggregate amount owing is greater than ninety (90) days from the date of the invoice.

          2.17 "Event of Default" shall mean those events described In Section 8 contained herein below.

          2.18 "GAAP" shall mean as of any applicable period, generally accepted accounting principles in effect during such period.

          2.19 "Indebtedness" shall mean and includes any and all loans, advances, Letter of Credit Obligations, overdrafts, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's account pursuant to any agreement authorizing Bank to charge Borrower's account), obligations, lease payments, guaranties, covenants and duties owing by Borrower to Bank of any kind and description whether advanced pursuant to or evidenced by this Agreement; by any note or other instrument; or by any other agreement between Bank and Borrower and whether or not for the payment of money, whether direct or Indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, liability, or obligation owing from Borrower to others which Bank may have obtained by assignment, participation, purchase or otherwise, and further including, without limitation, all interest not paid when due and all Bank Expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise.

          2.20 "Insolvency Proceeding" shall mean and Includes any proceeding or case commenced by or against the Borrower, or any guarantor of Borrower's Indebtedness under any provisions of the Bankruptcy Code, as amended, or any other bankruptcy or insolvency law, including but not limited to assignments for the benefit of creditors, formal or informal moratoriums, composition or extensions with some or all creditors, any proceeding seeking a reorganization, arrangement or any other relief under the Bankruptcy code, as amended, or any other bankruptcy or insolvency law.

          2.21 "Intangibles" shall mean and includes all of Borrower's present and future general intangibles and other intangible personal property of Borrower of every kind and nature (including, without limitation, any and all rights (n any legal proceedings, goodwill, patents, trade names, copyrights, trademarks, blueprints, drawings, purchase orders, computer programs, computer disks, computer tapes, literature, reports, catalogs and deposit accounts) other than goods and Receivables, as well as Borrower's Books relating to any of the foregoing.

          2.22 "Inventory" shall mean and Includes all present and future Inventory in which Borrower has any interest, including, but not limited to, good held by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, advertising materials, and packing and shipping materials, wherever located and any documents of title representing any of the above, and any equipment, fixtures or other property used in the storing, moving, preserving, identifying, accounting for and shipping or preparing for the shipping of inventory, and any and all other items hereafter acquired by Borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title respecting any of the above.

          2.23 "Letter of Credit Obligations" shall mean, as of any applicable date of determination, the sum of the undrawn amount of any letter(s) of credit issued by Bank upon the application of and/or for the account of Borrower, plus any unpaid reimbursement obligations owing by Borrower to Bank in respect to any such letter(s) of credit.

          2.24 "Net Income" shall mean the net income (or loss) of a Person for any applicable period of determination, determined in accordance with GAAP, but excluding, In any event:

               a. any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

               b. in the case of the Borrower, net earnings of any Person in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.

          2.25 "Judicial Officer or Assignee" shall mean and includes any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of trustee, receiver, controller, custodian or assignee for the benefit of creditors.

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
          2.26 "Person" or "person" shall mean and includes any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

          2.27 "Quick Assets" shall mean, as of any applicable date of determination, unrestricted cash, certificates of deposit or marketable securities and net accounts receivable arising from the sale of goods and services, and United States government securities and/or claims against the United States government of Borrower and its subsidiaries.

          2.28 "Quick Ratio" shall mean, as of any applicable date of determination, quick Assets divided by Current Liabilities, including subordinated debt.

          2.29 "Receivables" shall mean and Includes all presently existing and hereafter arising accounts, instruments, documents, chattel paper, general intangibles, all other forms of obligations owing to Borrower, all of Borrower's rights in, to and under all purchase orders heretofore or hereafter received, all moneys due to Borrower under all contracts or agreements (whether or not yet earned or due), all merchandise returned to or reclaimed by Borrower and the Borrower's Books (except minute basks) relating to any of the foregoing.

          2.30 "Subordinated Debt" shall mean indebtedness of the Borrower to third parties which has been subordinated to the Indebtedness pursuant to a subordination agreement in form and content satisfactory to the Bank.

          2.31 "Subordination Agreement" shall mean a subordination agreement in form satisfactory to Bank making all present and future indebtedness of the Borrower to N/A subordinate to the Indebtedness.

          2.32 "Tangible Effective Net Worth" shall mean, with respect to any Person and as of any applicable date of determination, Tangible Net Worth plus Subordinated Debt.

          2.33 "Tangible Net Worth" shall mean, with respect to any Person and as of any applicable date of determination, the excess of:

               a. the net book value of all assets of such Person (excluding affiliate receivables, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and all other intangible assets of such Person) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over

               b. all Debt of ouch Person at such time.

          2.34 "Working Capital" shall mean, as of any applicable date of determination, Current Assets less Current Liabilities.

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          2.35 Any and all terms used In this Agreement shall be construed and defined in accordance with the meaning and definition of such terms under and pursuant to the California Uniform Commercial Code (hereinafter referred to as the "Code") as amended.

3.   LOAN AND TERMS OF PAYMENT.

     For value received, Borrower promises to pay to the order of Bank such amount, as provided for below, together with interest, as provided for below.

          3.1 Upon the request of Borrower, made at any time and from time to time during the term hereof, and so long as no Event of Default has occurred, Bank shall lend to Borrower an amount equal to the Borrowing Base; provided, however, that the Daily Balance shall not exceed the lesser of either the Credit Limit or the Borrowing Base, minus all Letter of Credit Obligations provided, however, that Bank, in its sole discretion, may permit advances of up to N/A Dollars ($ N/A ) regardless of the Borrowing Base. If at any time for any reason, the amount of Indebtedness owed by Borrower to Bank pursuant to this Section 3.1 and Section 3,.3 of this Agreement is greater than the aggregate amount available to be drawn under this Section 3.1 ("Overadvance"), Borrower shall immediately pay to Bank, to cash, the amount of such excess.

          3.2 Except as hereinbelow provided, the Credit shall bear interest, on the Daily Balance owing, at a rate of one-half *(0.500) percentage points per annum below the Base Rate (the "Rate"). The Credit shall bear interest, from and after the occurrence of an Event of Default and without constituting a waiver of any such Event of Default, on the Daily Balance owing, at a rate three (3) percentage point: per annum above the Rate. All Interest chargeable under this Agreement that is based upon a per annum calculation shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

          *See LIBOR/COST OF FUNDS Addendum attached hereto and made a part hereof.

     The Base Rate as of the date of this Agreement Is Eight and 5/10 (8.500%) per annum. In the event that the Base Rate announced is, from time to time hereafter changed, adjustment in the Rate shall be made and based on the Base Rate in effect on the date of such change. The Rate, as adjusted, shall apply to the Credit until the Base Rate is adjusted again. The minimum interest payable by the Borrower under this Agreement shall in no event be less than N/A per month. All interest payable by Borrower under the Credit shall be due and payable on the first day of each calendar month during the term of this Agreement. A late payment charge equal to 5% of each late payment may be charged on any payment not received by the Bank within 10 calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Event of Default under this Agreement.

          3.3 Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be Issued letters of credit for the account of Borrower during the term of this Agreement in the aggregate outstanding face amount not to exceed (i) the lesser of the Credit Limit or the Borrowing Base, minus (ii) the then outstanding Daily Balance, provided the Letter of Credit Obligations shall not in any case exceed N/A Dollars ($N/A). Each letter

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
     of credit shall have an expiration date no later than the Term identified in Section 4.1 of this Agreement. All letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Letter of Credit Application and Agreement.

     The obligation of Borrower to immediately reimburse Bank for drawings made under letters of credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such letters of credit. Borrower shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense, or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any letters of credit.

4.   TERM.

          4.1 This Agreement shall remain in full force and effect until June 01, 2003, or until terminated by notice by Borrower. Notice of such termination by Borrower shall be effectuated by mailing of a registered or certified letter not less than thirty (30) days prior to the effective date of such termination, addressed to the Bank at the address set forth herein and the termination shall be effective as of the date so fixed in such notice. Notwithstanding the foregoing, should an Event of Default have occurred under the provisions of this Agreement, Bank may terminate this Agreement at any time without notice. Notwithstanding the foregoing, should either Bank or Borrower become insolvent or unable to meet its debts as they mature, or fall, suspend, or go out of business, the other party shall have the right to terminate this Agreement at any time without notice. On the date of termination all Indebtedness shall become immediately due and payable without notice or demand; no notice of termination by Borrower shall be effective until Borrower shall have paid all Indebtedness to Bank in full. Notwithstanding termination, until all Indebtedness has been fully satisfied, Bank shall retain its security Interest in all existing Collateral and Collateral arising thereafter, and Borrower shall continue to perform all of its obligations hereunder.

          4.2 After termination and when Bank has received payment in full of Borrower's indebtedness to Bank, Bank shall reassign to Borrower ail Collateral held by Bank, and shall execute a termination of all security agreements and security interests given by Borrower to Bank.

5.   CREATION OF SECURITY INTEREST.

          5.1 Borrower hereby grants to Bank a continuing security interest in all presently existing and hereafter arising Collateral in order to secure prompt repayment of any and all Indebtedness owed by Borrower to Bank and in order to secure prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and otherwise created. Bank's security interest in the Collateral shall attach to all Collateral without further act on the part of Bank or Borrower. In then event that any Collateral, including proceeds, is evidenced by or consists of a letter of credit, advice of credit, instrument, money, negotiable documents, chattel paper or similar property (collectively, "Negotiable Collateral"), Borrower shall, immediately upon receipt thereof, endorse and

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
     assign such Negotiable Collateral over to Bank and deliver actual physical possession of the Negotiable Collateral to Bank.

          5.2 Bank's security Interest in Receivables shall attach to all Receivables without further act on the part of Bank or Borrower. Upon request from Bank, Borrower shall provide Bank with schedules describing all Receivables created or acquired by Borrower (including without limitation agings listing the names and addresses of, and amounts owing by date by account debtors), and shall execute and deliver written assignments of all Receivables to Bank all in a form acceptable to Bank, provided, however, Borrower's failures execute and deliver such schedules and/or assignments shall not affect or limit Bank's security Interest and other rights in and to the Receivables. Together with each schedule, Borrower shall furnish Bank with copies of Borrowers customers' Invoices or the equivalent, and original shipping or delivery receipts for all merchandise sold, and Borrower warrants the genuineness thereof. Upon the occurrence of an Event of Default, Bank or Bank's designee may notify customers or account debtors of Bank's security Interest in the Collateral and direct such customers or account debtors to make payments directly to Bank, but unless and until Bank does so or gives Borrower other written instructions, Borrower shall collect all Receivables for Bank, receive in trust all payments thereon as Bank's trustee, and, if so request to do so from Bank, Borrower shall immediately deliver said payments to Bank in their original form as received from the account debtor and all letters of credit, advises of credit, instruments, documents, chattel paper or any similar property evidencing or constituting Collateral. Notwithstanding anything to the contrary contained herein, if sales of Inventory are made for cash, Borrower shall immediately deliver to Bank, to identical form, all such cash, checks, or other forms of payment which Borrower receives. The receipt of any check or other item of payment by Bank shall not be considered a payment on account until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Bank Two (2) calendar days after the date Bank actually receives such check or other item of payment.

          5.3 Bank's security interest in Inventory shall attach to all Inventory without further act on the part of Bank or Borrower. Borrower will at Borrower's expense pledge, assemble and deliver such Inventory to Bank or to a third party as Bank's bailee; or hold the same to trust for Bank's account or store the same in a warehouse in Bank's name; or deliver to Bank documents of title representing said Inventory; or evidence Bank's security interest in some other manner acceptable to Bank. Until an Event of Default by Borrower under this Agreement or any other agreement between Borrower and Bank, Borrower may, subject to the provisions hereof and consistent herewith, sell the Inventory, but only in the ordinary course of Borrower's business. A sale of Inventory in Borrower's ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Borrower.

          5.4 Borrower shall execute and deliver to Bank concurrently with Borrower's execution of this Agreement, and at any time or times hereafter sit the request of Bank, all financing statements, continuation financing statements, security agreements, mortgages, assignments, certificates of title, affidavits, reports, notices, schedules of accounts, letters of

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
     authority and all other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain Bank's perfected security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement. In an the occurrence of an Event of Default, Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's true and lawful attorney-in-fact with power to sign the name of Borrower on any financing statements, continuation financing statements, security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, or notice of other similar documents which must be executed and/or filed in order to perfect or continue perfected Bank's security interest in the Collateral.

     Borrower shall make appropriate entries in Borrower's Books disclosing Bank's security interest in the Receivables. Bank (through any of its officers, employees or agents) shall have the right at any time or times hereafter, provided reasonable notice is provided, during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter, relating to, said Collateral and Borrower's financial condition.

          5.5 Effective only upon the occurrence of an Event of Default, Borrower appoints Bank or any other person whom Bank may designate as Borrower's attorney-in-fact, with power to endorse Borrower's name on any checks, notes, acceptances, money order, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any Invoice or bill of lading relating to any Receivables, on drafts against account debtors, on schedules and assignments of Receivables, on verifications of Receivables and on notices to account debtors; to establish a lock box arrangement and/or to notify the post office authorities to change the address for delivery of Borrower's mail addressed to Borrower to an address designated by Bank, to receive and open all mail addressed to Borrower, to retain all mail relating to the Collateral and forward all other mail to Borrower, to send, whether in writing or by telephone, requests for verification of Receivables, and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney-in-fact. Neither Bank nor its attorney-in-fact will be liable for any acts or omissions or for any error of judgement or mistake of fact or law. 'this power being coupled with an interest is irrevocable so long as any Receivables in which Bank has a security Interest remain unpaid and until the Indebtedness has been fully satisfied.

          5.8 In order to protect or perfect any security interest which Bank is granted hereunder, Bank may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, warehousemen, or any personnel to protect the Collateral, pay any service bureau, or, obtain any records, and all costs for the same shall be added to the Indebtedness and shall be payable on demand.

          5.7 Borrower agrees that Bank may provide information relating to this Agreement or relating to Borrower to Bank's parent, affiliates, subsidiaries and service providers.

6.   CONDITIONS PRECEDENT.

          6.1 As conditions precedent to the making of the loans and the extension of the financial accommodations hereunder, Borrower shall execute, or cause to be executed, and deliver to Bank, in form and substance satisfactory to Bank and Its counsel, the following:

               a. This Agreement and other documents required by Bank;

               b. Financing statements (Form UCC-1) in form satisfactory to Bank for filing and recording with the appropriate governmental authorities;

               c. If Borrower is a corporation, then certified extracts from the minutes of the meeting of its board of directors, authorizing the borrowings and the granting of the security interest provided for herein and authorizing specific officers to execute and deliver the agreements provided for herein;

               d. UCC searches, tax lien and litigation searches, fictitious business statement filings, insurance certificates, notices or other similar documents which Bank may require and in such form as Bank may require, in order to reflect, perfect or protect Bank's first priority security interest in the Collateral and to order to fully consummate all of the transactions contemplated under this Agreement;

               e. Evidence that Borrower has obtained insurance and acceptable endorsements;

               f. Waivers executed by landlords and mortgagees of any real property on which any Collateral is located. Bank acknowledges that it waives this requirement for those locations, of which Bank is aware, existing on the date of this Agreement;

               g. Warranties and representations of officers; and

               h. Accounts receivable and inventory audits satisfactory to Bank in its sole discretion.

7.   WARRANTIES REPRESENTATIONS AND COVENANTS.

               7.1 If so requested by Bank, Borrower shall, at such intervals designated by Bank, during the term hereof execute and deliver a Report of Accounts Receivable or similar report, in form customarily used by Bank. Borrower's Borrowing Base at all times pertinent hereto shall not be less than the advances made hereunder. Bank shall have the right to recompute Borrower's Borrowing Base in conformity with this Agreement.

               7.2 If any warranty is breached as to any account, or any account is not paid in full by an account debtor within Ninety (90) days from the date of invoice, or an account debtor disputes liability or makes any claim with respect thereto, or a petition to bankruptcy or other application for relief under the Bankruptcy Code or any other insolvency law is filed by or against an account debtor, or an account debtor makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, then Bank may deem ineligible any and all accounts owing by that account debtor, and reduce Borrower's Borrowing Base by the amount thereof. Bank shall retain its security interest in all Receivable and accounts, whether eligible or ineligible, until all indebtedness has been fully paid and satisfied. Returns and allowances, If any, as between Borrower and its customers, will be on the same basis and in accordance with the usual customary practices of the Borrower, as they exist at this time. Any merchandise which is returned by an account debtor or otherwise recovered shall be set aside, marked with Bank's name, and Bank shall retain a security Interest therein. (Borrower shall promptly notify Bank of all disputes and claims and settle or adjust them on terms approved by Bank. On or after an Event of Default hereunder, no discount, credit or allowance shall be granted to any account debtor by Borrower and no return of merchandise shall be accepted by Borrower without Bank's consent, except to the ordinary course of (business consistent with past practice. Bank may, after default by Borrower, settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Bank considers advisable, and in such cases Bank will credit Borrower's account with only the net amounts received by Bank in payment of the accounts, after deducting all Bank Expenses in connection therewith.

          7.3 Borrower warrants, represents, covenants and agrees that:

               a. Borrower has good and marketable title to the Collateral. Bank has and shall continue to have a first priority perfected security interest in and to the Collateral. The Collateral shall at all times remain free and clear of all liens, encumbrances and security interests (except those in favor of Bank).

               b. All accounts; are and will, at all times pertinent hereto, be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to account debtors in the ordinary course of business, free of liens, claims, encumbrances and security interests (except as held by Bank and except as may be consented to, in writing, by Bank) and are unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and Borrower shall have received no notice of actual or imminent bankruptcy or insolvency of any account debtor at the time an account due from such account debtor is assigned to Bank.

               c. At the time each account is assigned to Bank, all property giving rise to such account shall have been delivered to the: account debtor or to the agent for the account debtor for immediate shipment to, and unconditional acceptance by, the account debtor. Borrower shall deliver to Bank, as Bank may from time to time require, delivery, receipts, customer's purchase orders, shipping instructions, bills of lading and any other evidence of shipping arrangements. Absent such a request by Bank, copies of all such documentation shall be held by Borrower as custodian for Bank.

          7.4 At the time each Eligible Account is assigned to Bank, all such Eligible Accounts will be due and payable on terms set forth in Section 2.16, or on such other terms approved in writing by Bank in advance of the creation of such accounts and which are expressly set forth on the face of all invoices, copies of which shall be held by Borrower as custodian for Bank, and no such eligible account will then be past due.

          7.5 Borrower shall keep the Inventory only at the following locations:
     233 South Hillview Drive, Milpitas, CA 95035 and the owner or mortgagees of the respective locations are:

               a. Borrower, immediately upon demand by Bank therefor, shall now and from time to time hereafter, at such intervals as are reasonably requested by Bank, deliver to Bank, designations of Inventory specifying Borrower's cost of Inventory, the wholesale market value thereof and such other matters and information relating to the Inventory as Bank may request;

               b. Borrower's Inventory, valued at the lower of Borrower's cost or the wholesale market value thereof, at all times pertinent hereto shall not be less than N/A Dollars ($ N/A ) of which no less than N/A Dollars ($ N/A ) shall be in raw materials and finished goods;

               c. Borrower does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, its cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto, all of which records shaft be available upon demand to any of Bank's officers, agents and employees for inspection and copying;

               d. All Inventory, now and hereafter at all times, shall be Inventory of good and merchantable quality free from material defects;

               e. Inventory is not now and shall not at any time or times hereafter be located or stored with a bailee, warehouseman, or other third party without Bank's prior written consent, and, in such event, Borrower will concurrently therewith cause any such bailee, warehouseman or other third party to issue and deliver to Bank, in a form acceptable to Bank, warehouse receipts in Bank's name evidencing the storage of Inventory or other evidence of Bank's prior rights in the Inventory. In any event, Borrower shall instruct any third party to hold all such Inventory for Bank's account subject to Bank's security interests and its instructions; and

               f. Bank shall have the right upon demand now and/or at all times hereafter, during Borrower's usual business hours, after reasonable notice to Borrower of at least three (3) days, to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition and Borrower agrees to reimburse Bank for Bank's reasonable costs and expenses in so doing.

          7.6 Borrower represents, warrants and covenants with Bank that Borrower will not, without Bank's prior written consent:

               a. Grant a security interest in or permit a lien, claim or encumbrance upon any of the Collateral to any person, association, firms, corporation, entity or governmental agency or instrumentality other than Bank;

               b. Permit any levy, attachment or restraint to be made affecting any of Borrower's assets;

               c. Permit any judicial officer or assignee to be appointed or to take possession of any or all of Borrower's assets;

               d. Change its name, business structure, corporate identity or structure, add any new fictitious names, liquidate, merge or consolidate with or into any other business organization;

               e. Move or relocate any Collateral, except in the ordinary course of Borrower's business consistent with past practice;

               f. Acquire any other business organization, such consent not to be unreasonably withheld;

               g. Enter into any transaction not in the usual course of Borrower's business;

               h. Except asset forth on Schedule 7.6 hereto, make any investment in securities greater than Five Million Dollars (5,000,000) in the aggregate of any person, association, firm, entity, or corporation other than the securities of the United States of America;

               i. Make any change in Borrower's financial structure or in any of Its business objectives, purposes or operations which would materially adversely effect the ability of Borrower to repay Borrower's Indebtedness;

               j. Incur any debts outside the ordinary course of Borrower's business except renewals or extensions of existing debts and interest thereon in excess of Five Million Dollars ($5,000,000) on an aggregate basis;

               k. Make loans, advances or extensions of credit to any Person greater than One Million Five Hundred Thousand Dollars ($1,500,000) on an aggregate basis, except in the ordinary course of business;

               l. Guarantee or otherwise, directly or indirectly, in anyway be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by the Borrower in the ordinary course of business for deposit or collection;

               m. (a) Sell, lease, transfer or otherwise dispose of properties and assets having an aggregate book value of more than One Million Five Hundred Thousand Dollars ($1,500,000) (whether in one transaction or in a series of transactions) except as to the sale of inventory in the ordinary course of business; (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock; or (c) enter into any sale-leaseback transaction;

               n. Except as spa forth on Schedule 7.6 hereto, purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person, except for the common stock of the Subsidiaries owned by the Borrower on the date of this Agreement and except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000 and direct obligations of the United States Government maturing within one year from the date of acquisition thereof;

               o. Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan.

          7.7 Borrower is not a merchant whose sales for resale of goods for personal, family or household purposes exceeded seventy-five percent (75%) in dollar volume of its total sales of all goods during the 12 months preceding the filing by Bank of a financing statement, or any amendment thereof, describing the Collateral. At no time hereafter shall Borrower's sale for resale of goods for personal, family or household purposes exceed seventy-five percent (75%) in dollar volume of its total sales.

          7.8 Borrower's sole place of business or chief executive office or residence is located at the address indicated above and Borrower covenants and agrees that it will not, during the term of this Agreement, without thirty (30) days prior written notification to Bank, relocate said sole place of business or chief executive office or residence.

          7.9 If Borrower is a corporation, Borrower represents, warrants and covenants as follows:

               a. Borrower will not make any distribution or declare or pay any dividend (in stock or in cash) to any shareholder or on any of its capital stock, of any class, whether now or hereafter outstanding, or purchase, acquire, repurchase, redeem or retire any such capital stock;

               b. Borrower is and shall at all times hereafter be a corporation duly organized and existing in good standing under the laws of the state of its incorporation and qualified and licensed to do business in California or any other state in which ii: conducts its business, except where the failure to so qualify or license would not materially adversely affect the Borrower or its business;

               c. Borrower has the right and power and is duly authorized to enter into this Agreement; and

               d. The execution by Borrower of this Agreement shall not constitute a breach of any provision contained in Borrower's Articles of Organization or By-laws.

          7.10 The execution of and performance by Borrower of all of the terms and provisions contained in this Agreement shall not result in a breach of or constitute an event of default under any agreement to which Borrower is now or hereafter becomes a patty.

          7.11 Borrower shall promptly notify Bank in writing of its acquisition by purchase, tease or otherwise of any after acquired property of the type included in the Collateral, with the exception of purchases of Inventory in the ordinary course of business.

          7.12 All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Borrower or any of its property, and which are due and payable, have been paid, and shall hereafter be paid in full, before delinquency. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, except those which are being contested in good faith or for which extensions have been obtained, and for which adequate reserves are being maintained in accordance with GAAP, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable laws, and will upon request furnish Bank with proof satisfactory to it that Borrower has made such payments or deposit. If Borrower fails to pay any such assessment, tax, contribution, or make such deposit, or furnish the required proof, Bank may, in its sole and absolute discretion and without notice to Borrower, (i) make payment of the same or any part thereof; or (ii) set up such reserves in Borrower's account as Bank deems necessary to satisfy the liability therefor, or both. Bank may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount so paid or deposited by Bank shall constitute a Bank Expense and an additional advance to Borrower.

          7.13 There are no actions or proceedings pending by or against Borrower or any guarantor of Borrower before any court or administrative agency and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower, except as heretofore specifically disclosed in writing to Bank. If any of the foregoing arise during the term of the Agreement, Borrower shall immediately notify Bank in writing.

          7.14 a. Borrower, at its expense, shall keep and maintain its assets insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Borrower shall also keep and maintain business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of the Collateral and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Bank showing Bank as a loss payee thereof, with a waiver of warranties (Form 438-BFU), and all proceeds payable: thereunder shall be payable to Bank and, upon receipt by Bank, shall be applied on account of the Indebtedness owing to Bank. To secure the payment of the Indebtedness, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Bank.

          b. Borrower hereby irrevocably appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's attorney for the purpose of making, selling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Borrower will not cancel any of such policies without Bank's prior written consent. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank, that it will give Bank at least ten (10) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Bank, without waiving or releasing any Indebtedness or any Event of Default, may, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, as well as reasonable attorneys' fees, court costs, expenses ;and other charges relating thereto, shall constitute Bank Expenses and are payable on demand.

          7.15 All financial statements and Information relating to Borrower which have been or may hereafter be delivered by Borrower to Bank are true and correct and have been prepared in accordance with GAAP consistently applied and there has been no material adverse change in the financial condition of Borrower since the submission of such financial information to Bank.

     7.16 a. Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP consistently applied with ledger and account cards and/or computer tapes and computer disks, computer printouts and computer records pertaining to the Collateral which contain information as may from time to time be requested by Bank, not modify or change its method of accounting or enter into, modify or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without the written consent of Bank first obtained and without said accounting firm and/or service bureau agreeing to provide information regarding the Receivables and Inventory and Borrower's financial condition to Bank; permit Bank and any of its employees, officers or agents, after reasonable notice to Borrower of at least three (3) days and, during Borrower's usual business hours, or the usual business hour of third persons having control thereof, to have access to and examine all of the Borrower's Books relating to the Collateral, Borrower's Indebtedness to Bank, Borrower's financial condition and the results of Borrower's operations and in connection therewith, permit Bank or any of its agents, employees or officers to copy and make extracts therefrom.

          b. Borrower shall deliver to Bank within thirty (30) days after the end of each Month, a COMPANY PREPARED balance sheet and profit and loss statement covering Borrower's operations and deliver to Bank within ninety (90) days after the end of each of Borrower's fiscal years a(n) AUDITED statement of the financial condition of the Borrower for each such fiscal year, including but not limited to, a balance sheer and profit and loss statement and any other report requested by Bank relating to the Collateral and the financial condition of Borrower, and a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disks or tape files, computer printouts, computer runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Bank under this subparagraph are complete, correct and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Bank no condition or event which constitutes a breach or Event of Default under this Agreement.

          c. In addition to the financial statements requested above, the Borrower agrees to provide Bank with the following schedules:


         XX  Accounts Receivable Agings         on a     Monthly     basis;
         ----                                       -----------------
         XX  Accounts Payable Agings            on a     Monthly     basis;
         ----                                       -----------------
             Job Progress Reports               on a                 basis;
         ----                                       -----------------
         XX  Borrowing Base Certificate         on a     Weekly      basis;
         ----                                       -----------------
             Compliance Certification           on a                 basis;
         ----                                       -----------------
         XX  Accounts Receivable Audit          on an    Annual      basis; and
         ----                                       -----------------
         XX  Annual Projections.
         ----


          7.17 Borrower shall maintain the following financial ratios and covenants on a consolidated and non-consolidated basis, which shall be monitored on a Annual basis, except as noted below:

               a. Working Capital in an amount not less than N/A
                                                             -------------------

               b. Tangible Effective Net Worth in an amount not less than N/A
                                                                          ------

               c. a ratio of Current Assets to Current Liabilities of not less than
                    ------------------

               d. a ratio of Quick Assets to Current Liabilities of not less than 0.65:1.00 to increase to 0.75:1.00 on 12/31/01 and to
               1.00:1.00 on 12/31/02.

               e. a ratio of Debt to-Worth of less than 0.35:1.00

               f. Cash Flow Coverage Ratio of not less than N/A.
                                                            --------------------

               g. Net Income after taxes of ($1,500,000) for the quarter ended March 31, 2001, $0 for the quarter ended June 30, 2001, $1,000,000 for the quarter ended September 30, 2001 and $2,000,000 for the quarter ended December 31, 2001; and-

               h. Borrower shell not without Bank's prior written consent acquire or expend for or commit itself to acquire or expend for fixed assets by lease, purchase or otherwise, using unfinanced funds, in an aggregate amount that exceeds Five Million Dollars ($5,000,000) in any fiscal year.

     All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this Agreement. All monies due from affiliates (including officers, directors and shareholders) shall be excluded from Borrower's assets for all purposes hereunder.

          7.18 Borrower shall promptly supply Bank (and cause any guarantor to supply Bank) with such other Information (including tax returns) concerning its financial affairs (or that of any guarantor) as Bank may request from time to time hereafter, and shall promptly notify Bank of any material adverse change in Borrower's financial condition and of any condition or event which constitutes a breach of or an event which constitutes an Event of Default under this Agreement.

          7.19 Borrower is now and shall be at all times hereafter solvent and able to pay its debts (Including trade debts) as they mature.

          7.20 Borrower shall immediately reimburse Bank for all sums expended by Bank in connection with any action brought by Bank to correct any Event of Default or enforce any provision of this Agreement, including all Bank Expenses; Borrower authorizes and approves all advances and payments by Bank for items described in this Agreement as Bank Expenses.

          7.21 Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Bank, either now or hereafter.

          7.22 No more than ninety (90) days after the date of this Agreement, Borrower shall keep all of its principal bank accounts with Bank and shall notify the Bank immediately in writing of the existence of any other bank account, deposit account, or any other account Into which money can be deposited. Bank acknowledges that funds in the amount of $36,700,000 may be held and pledged to Union Bank of Switzerland.

          7.23 Borrower shall furnish to the Bank: (a) as soon as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any reportable event with respect to any deferred compensation plan has occurred, a statement of the chief financial officer of Borrower setting forth the details concerning such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation, if a copy of such notice Is available to Borrower;
     (b) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report with respect; to each deferred compensation plan; (c) promptly after receipt thereof, a copy of any notice Borrower may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any deferred compensation plan; provided, however, this subparagraph shall not apply to notice of general application issued by the Pension Benefit Guaranty Corporation or the Internal Revenue Service; and (d) when the same is made available to participants in the deferred compensation plan, all notices and other forms of information from time to time disseminated to the participants by the administrator of the deferred compensation plan.

          7.24 Borrower is now and shall at all times hereafter remain to compliance with all federal, state and municipal laws, regulations and ordinances relating to the handling, treatment and disposal of toxic substances, wastes and hazardous material and shall maintain ail necessary authorizations and permits.

8. EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          a. It Borrower falls or neglects to perform, keep or observe any term, provision, condition, covenant or agreement contained in this Agreement, or any other present or future agreement between Borrower and Bank;

          b. If any material representation, warranty, statement, report or certificate made or delivered by Borrower, or any of its officers, employees or agents to Bank is not true and correct;

          c. If Borrower fails to pay when due and payable or declared due and payable, all or any portion of the Borrower's Indebtedness (whether of principal, interest, taxes, reimbursement of Bank Expenses, or otherwise);

          d. If there is a material impairment of the prospect of repayment of all or any portion of Borrower's Indebtedness or a material impairment of the value or priority of Bank's security interest in the Collateral;

          e. If all or any of Borrower's assets are attached, seized, subject to a writ or distress warrant, or are levied upon, or come into they possession of any judicial officer or assignee and the same are not released, discharged or bonded against within ten (10) days thereafter;

          f. If any Insolvency Proceeding is filed or commenced by or against Borrower without being dismissed within ten (10) days thereafter;

          g. If any proceeding is filed or commenced by or against Borrower for its dissolution or liquidation, without being dismissed within ten
          (10) days of its commencement;

          h. If Borrower is enjoined, restrained or in anyway prevented by court order from continuing to conduct all or any material part of its business affairs;

          i. If a notice of lien, levy or assessment is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether inchoate or otherwise, upon any or all of the Borrower's assets and the same is not paid on the payment date thereof;

          j. If a Judgment or other claim becomes a lien or encumbrance upon any or all of Borrower's assets and the same is not satisfied, dismissed or bonded against within ten (10) days thereafter;

          k. If Borrower's records are prepared and kept by an outside computer service bureau at the time this Agreement is entered into or during the term of this Agreement such an agreement with an outside service bureau is entered into, and at any time thereafter, without first obtaining the written consent of Bank, which consent shall not be unreasonably withheld, Borrower terminates, modifies, amends or changes its contractual relationship with said computer service bureau or said computer service bureau fails to provide Bank with any requested information or financial data pertaining to Bank's Collateral, Borrower's financial condition or the results of Borrower's operations;

          l. If Borrower permits a default in any material agreement to which Borrower is a party with third parties so as to result in an acceleration of the maturity of Borrower's indebtedness to others, whether under any Indenture, agreement or otherwise;

          m. If Borrower makes any payment on account of indebtedness which has been subordinated to Borrower's Indebtedness to Bank;

          n. If any material misrepresentation exists now or thereafter in any warranty or representation made to Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer of director;

          o. If any party subordinating its claims to that of Bank's or any guarantor of Borrower's indebtedness dies, terminates its subordination or guaranty, violates the terms of the subordination or guaranty, becomes insolvent, or an Insolvency Proceeding is commenced by or against any such subordinating party or guarantor;

          p. If any reportable event, which the Bank determines constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Bank, or any such Plan shall be terminated within the meaning of Title IV of the Employment Retirement Income Security Act ("ERISA"), or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall Institute proceedings to terminate any plan and in case of any event described in this Section 8.0, the aggregate amount of the Borrower's liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5%) of Borrower's Tangible Effective Net Worth.

          Notwithstanding anything contained in this Section 8 to the contrary, Bank shall refrain from exercising its rights and remedies and an Event of Default shall thereafter not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 8.e, 8.f or 8.j of this Agreement if, within ten (10) days from the date thereof, the same Is released, discharged, dismissed, bonded against or satisfied; provided, however, if the event is the institution of Insolvency Proceedings against Borrower, Bank shall not be obligated to make advances to Borrower during such cure period.

9.   BANK'S RIGHTS AND REMEDIES.

               9.1 Upon the occurrence of an Event of Default by Borrower under this Agreement, Bank may, at its election, without notice of its election and without demand, do any one or more of the following , all of which ate authorized by Borrower:

               a. Declare Borrower's Indebtedness, whether evidenced by this Agreement, installment notes, demand notes or otherwise, immediately due and payable to the Bank;

               b. Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement between Borrower and Bank;

               c. Terminate this Agreement as to any future liability or obligation of Bank, but without affecting Bank's rights and security interests in the Collateral, and the Indebtedness of Borrower to Bank;

               d. Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral If Bank so requires and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, take and maintain possession of the Collateral and the premises (at no charge to Bank), or any part thereof, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Bank appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

               e. Without limiting Bank's rights under any security interest, Bank is hereby granted a license or other right to use, without chaye, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreement shall inure to Bank's benefit, and Bank shall have the right and power to enter into sublicense agreements with respect to all such rights with third parties on terms acceptable to Bank;

               f. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sales and sell (in the manner provided for herein) the Inventory;

               g. Sell or dispose the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable in the opinion of Bank. It is not necessary that the Collateral be present at any such sale;

               h. Bank shall give notice of the disposition of the Collateral as follows:

                    (1) Bank shall give the Borrower and each holder of a security interest in the Collateral who has filed with Bank a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

                    (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower's address appearing in this Agreement, at least five (5) calendar days before the date fixed for the sale, or at least five (5) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an Interest in the Collateral shall be sent to such addresses as they have furnished to Bank;

                    (3) If the sale is to be a public sale, Bank shall also give notice of the time and place by publishing a notice one time at least five (5) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held; and

                    (4) Bank may credit bid and purchase at any public sale.

               i. Borrower shall pay all Bank Expenses incurred in connection with Bank's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Bank;

               j. Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by Bank, or, in Bank's discretion, to any party who Bank believes, in good faith, is entitled to the excess;

               k. Without constituting a retention of Collateral in satisfaction of an obligation within the meaning of 9505 of the Uniform Commercial Code or an action under California Code of Civil Procedure 726, apply any and all amounts maintained by Borrower as deposit accounts (as that term is defined under 9105 of the Uniform Commercial Code) or other accounts that Borrower maintains with Bank against the Indebtedness; and

               l. Cash Collateralize Letter of Credit Obligations. In addition to any and all other rights and remedies available to Bank under or pursuant to this Agreement or any other document, instrument or agreement contemplated hereby, Borrower acknowledges and agrees that (i) at any time following the occurrence and during the continuance of any Event of Default, and/or (ii) termination of Bank's commitment or obligation to make loans or advances or otherwise extend credit to or in favor of Borrower hereunder, in the event that and to the extent that there are any Letter of Credit Obligations outstanding at such time, upon demand of Bank, Borrower shall deliver to Bank or cause to be delivered to Bank, cash collateral in an amount not less than such Letter of Credit Obligations, which cash collateral shall be held and retained by Bank as cash collateral for the repayment of such Letter of Credit Obligations, together with any and ail other Indebtedness of Borrower to Bank remaining unpaid, and Borrower pledges to Bank and grants to Bank a continuing first priority security interest in such cash collateral so delivered to Bank. Alternatively, Borrower shall cause to be delivered to Bank an irrevocable standby letter of credit issued in favor of Bank by a bank acceptable to Bank, in its sole discretion, in an amount not less than such Letter of Credit Obligations, and upon terms acceptable to Bank, in its sole discretion.

               9.2 Bank's rights and remedies under this Agreement and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election or acquiescence by Bank.

     10. TAXES AND EXPENSES REGARDING BORROWER'S PROPERTY. If Borrower falls to pay promptly when due to another person or entity, movies which Borrower is required to pay by reason of any provision in this Agreement, Bank may, but need not, pay the same and charge Borrower's account therefor, and Borrower shall promptly reimburse Bank. All such sums shall become additional Indebtedness owing to Bank, shall bear interest at the rate hereinabove provided, and shall be secured by all Collateral. Any payments made by Bank shall not constitute (i) an agreement by it to make similar payments in the future; or (ii) a waiver by Bank of any Event of Default under this Agreement. Bank need not Inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice of the payment thereof shall be conclusive evidence that the same was validly due and owing. Such payments shall constitute Bank Expenses and additional advances to Borrower.

11. WAIVERS.

          11.1 Borrower agrees; that checks and other instruments received by Bank in payment or on account of Borrower's Indebtedness constitute only conditional payment until such items are actually paid to Bank and Borrower waives the right to direct the application oaf any and all payments at anytime or times hereafter received by Bank on account of Borrower's Indebtedness and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon its books.

          11.2 Borrower waived demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment; nonce of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

          11.3 Bank shall not in anyway or manner be liable or responsible for
     (a) the safekeeping of the Inventory; (b) any toss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, belles, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of Inventory shall be borne by Borrower.

          11.4 Borrower waives the right and the right to assert a confidential relationship, if any, it may have with any accountant, accounting firm and/or service bureau or consultant in connection with any information requested by Bank pursuant to or in accordance with this Agreement, and agrees that a Bank may contact directly any such accountants, accounting firm and/or service bureau or consultant in order to obtain such information:

          11.5 THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

          11.6 In the event that Bank elects to waive any rights or remedies hereunder, or compliance with any of the terms hereof, or delays or fails to pursue or enforce any terms, such waiver, delay or failure to pursue or enforce shall only be effective with respect to that single act and shall not be construed to affect any subsequent transactions or Bank's right to later pursue such rights and remedies.

12. ONE CONTINUING LOAN TRANSACTION. All loans and advances heretofore, now or at any time or times hereafter made by Bank to Borrower under this Agreement or any other agreement between Bank and Borrower, shall constitute one loan secured by Bank's security interests in the Collateral and by all other security interests, liens, encumbrances heretofore, now or from time to time hereafter granted by Borrower to Bank.

Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in the Borrower's principal dwelling which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the Borrower (or any of them) has ( have) given or gives) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure the loan and any other Indebtedness of the Borrower (or any of them), unless expressly provided to the contrary in another place.

13. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by either party on the other relating to this Agreement shall be in writing and sent by regular United States mail, postage prepaid, properly addressed to Borrower or to Bank at the addresses stated in this Agreement, or to such other addresses as Borrower or Bank may from time to time specify to the other in writing. Requests to Borrower by Bank hereunder may be made orally.

14. AUTHORIZATION TO DISBURSE. Bank is hereby authorized to make loans and advances hereunder upon telephonic or other Instructions received from anyone purporting to be an officer, employee, or representative of Borrower, or at tile discretion of Bank if said loans and advances are necessary to meet any Indebtedness of Borrower to Bank. Bank shall have no duty to make inquiry or verify the authority of any such party, and Borrower shall hold Bank harmless from any damage, claims or liability by reason of Bank's honor of, or failure to honor, any such instructions.

15. DESTRUCTION OF BORROWER'S DOCUMENTS. Any documents, schedules, invoices or other papers delivered to Bank, may be destroyed or otherwise disposed of by Bank six (6) months after they are delivered to or received by Bank, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

16. CHOICE OF LAW. The validity of this Agreement, Its construction, Interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined according to the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts in the Northern District of California or County of Santa Clara.

17. GENERAL PROVISIONS.

          17.1 This Agreement shall be binding and deemed effective when executed by the Borrower and accepted and executed by Bank at its Headquarter Office.

          17.2 This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties, provided, however, that Borrower may not assign this Agreement or any rights hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release Borrower or any guarantor from their obligations to Bank. Bank may assign this Agreement and Its rights and duties hereunder. Bank reserves; the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Bank's rights and benefits hereunder. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Borrower or Borrower's business.

          17.3 Paragraph headings and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

          17.4 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Borrower, whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto. When permitted by the context, the singular includes the plural and vice versa.

          17.5 Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          17.6 This Agreement cannot be changed or terminated orally. This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements, understandings, representations, warranties and negotiations, if any, related to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing.

          17.7 The parties intend and agree that their respective rights, duties, powers liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

          17.8 In addition, if this Agreement is secured by a deed of trust or mortgage covering real property, then the trustor or mortgagor shall not mortgage or pledge the mortgaged premises as security for any other indebtedness or obligations. This agreement, together with all other indebtedness secured by said deed of trust or mortgage, shall become due and payable immediately, without notice, at the option of Bank, (a) if said trustor or mortgagor shall mortgage or pledge the mortgaged premises for any other indebtedness or obligations or shall convey, assign or transfer the mortgaged premises by deed, installment sale contract or other instrument; (b) if the title to the mortgaged premises shall become vested in any other person or party in any manner whatsoever, or (c) if there is any disposition (through one or more transactions) of legal or beneficial title to a controlling interest of said trustor or mortgagor.

         IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit Loan & Security Agreement (Accounts and Inventory) to be executed as of the date first hereinabove written.

                                              BORROWER: Sipex Corporation

                                              By:     /s/  Frank R. DiPietro
                                                 -------------------------------
                                                  Signature of Frank R. DiPietro

                                              Title:  CFO
                                                    ----------------------------
Accepted and effective as of March 22, 2001 at Bank's Headquarter Office

By:      /s/  Marco Figone
   ---------------------------------
    Signature of Marco Figone

Title:
       -----------------------------

                               LIBOR/COST OF FUNDS

   Addendum To Amended and Restated Revolving Credit Loan & Security Agreement

        This Addendum to Amended and Restated Revolving Credit Loan & Security Agreement (this "Addendum") is entered into as of this 22nd day of March, 2001, by and between Comerica BankCalifornia ("Bank") and Sipex Corporation ("Borrower"). This Addendum supplements the terms of the Amended and Restated Revolving Credit Loan & Security Agreement of even date herewith (the "Agreement").

1. Definitions.

     a. Advance. As used herein, "Advance" means a borrowing requested by Borrower and made by Bank under the Agreement, including a LIBOR Option Advance and/or a Base Rate Option Advance.

     b. Business Day. As used herein, "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

     COST OF FUNDS. As used herein, "COST OF FUNDS" means the rate determined by Bank, in its sole discretion, from time to time as its cost of funds, as such rate may change from time to time.

     COST OF FUNDS Business Day. As used herein, "COST OF FUNDS Business Day" means a Business Day on which COST OF FUNDS may be determined.

     e. COST OF FUNDS PERIOD. As used herein, "COST OF FUNDS PERIOD" means a period commencing on a Business Day, and continuing for, in every case, a three hundred sixty (360) day period, during which all or a portion of the outstanding principal balance of the Credit bears interest determined in relation to Bank's COST OF FUNDS, provided that:

          (1) If any COST OF FUNDS Period would end on day that is not a Business Day, then such COST OF FUNDS Period shall be extended to the next succeeding Business Day; and

          (2) No COST OF FUNDS Period shall extend beyond the Maturity Date of the Agreement.

     f. LIBOR. As used herein, "LIBOR" means the rate per annum (rounded upward if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

              LIBOR ==            Base LIBOR
                       ----------------------------------
                       100% - LIBOR Reserve Percentage

          (1) "Base LIBOR" means the rate per annum determined by Bank at which deposits for the relevant LIBOR Period would be offered to Bank in the approximate amount of the relevant LIBOR Option Advance in the inter-bank LIBOR market selected by Bank, upon request of Bank at 10:00 a.m. California time, on the day that is the first day of such LIBOR Period.

          (2) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable LIBOR Period.

     g. LIBOR Business Day. As used herein, "LIBOR Business Day" means a Business Day on which dealings in Dollar deposits may be carried out in the interbank LIBOR market.

     h. LIBOR Period. As used herein, "LIBOR Period" means, with respect to a LIBOR Option Advance:

          (1) initially, the period commencing on, as the case may be, the date the Advance is made or the date on which the Advance is converted to a LIBOR Option Advance, and continuing for, in every case, a sixty (60) day, a ninety (90) day, a one hundred twenty (120) day, a one hundred fifty (150) day, a one hundred eighty (180) day, or a three hundred sixty (360) day period thereafter, so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in a notice of Advance in form and substance acceptable to Bank or in the notice of conversion as provided in this Addendum; and

          (2) thereafter, each period commencing on the last day of the next preceding LIBOR Period applicable to such LIBOR Option Advance and continuing for, in every case, a sixty (60) day, a ninety
               (90) day, a one hundred twenty (120) day, a one hundred fifty
               (150) day, a one hundred eighty (180) day, or a three hundred sixty (360) day period thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of continuation as provided in this Addendum.

     i. Regulation D. As used herein, "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

     j. Regulatory Development. As used herein, "Regulatory Development" means any or all of the following: (i) any change in any law, regulation or interpretation thereof by any public authority (whether or not having the force of law); (ii) the application of any existing law, regulation or the interpretation thereof by any public authority (whether or not having the force of law); and (iii) compliance by flank with any request or directive (whether or not having the force of law) of any public authority.

2. Interest Rate Options. Borrower shall have the following options regarding the interest rate to be paid by Borrower on Advances under the Agreement.

     a. A rate equal to two and one quarter of one percent (2.25%) above Bank's LIBOR, (the "LIBOR Option"), which LIBOR Option shall be in effect during the relevant LIBOR Period; or

     b. A rate equal to two and one quarter of one percent (2.25%) above Banks COST OF FUNDS, (the "COST OF FUNDS Option"), which COST OF FUNDS Option shall be in effect during the relevant COST OF FUNDS Period; or

     c. A rate equal to one half of one percent (0.50%) below the "Base Rate" as referenced in the Agreement and quoted from time to time by Bank as such rate may change from time to time (the "Base Rate Option").

3. LIB0R Option Advance. The minimum LIBOR Option Advance will not be less than One Million and 00/100 Dollars ($1,000,000.00) for any LIBOR Option Advance.

4. Payment of Interest on LIBOR Option Advances. Interest on each LIBOR Option Advance shall be payable pursuant to the terms of the Agreement. Interest on such LIBOR Option Advance shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed from the first day of the LIBOR Period applicable thereto but not including the last day thereof.

5. Bank's Records Re: Advances. With respect to each Advance, Bank is hereby authorized to note the date, principal amount, interest rate and LIBOR Period or COST OF FUNDS Period, if any, applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to the Agreement, which notations shall be prima facie evidence of the; accuracy of the information noted.

6. COST OF FUNDS Option Advance. The minimum COST OF FUNDS Option Advance will be not less than One Million and 00/100 Dollars ($1,000,000.00) for any COST OF FUNDS Option Advance.

7. Payment of COST OF FUNDS Option. Interest on each COST OF FUNDS Option Advance shall be payable pursuant to the terms of the Agreement. Interest on such COST OF FUNDS Option Advance shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed from the first day of the COST OF FUNDS Period applicable thereto but not including the last day thereof.

8. Selection/Conversion of Interest Rate Options. At the time any Advance is requested under the Agreement and/or Borrower wishes to select the LIBOR or COST OF FUNDS Option for all or a portion of the outstanding principal balance of the Credit, and at the end of each LIBOR or COST OF FUNDS Period, in any case, so long as no Event of Default shall have occurred and be continuing, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower; (b) the principal amount subject thereto; and (c) if the LIBOR or COST OF FUNDS Option is selected, the length of the applicable LIBOR or COST OF FUNDS Period. Any such notice may be given by telephone so long as, with respect to each LIBOR or COST OF FUNDS Option selected by Borrower, (i) Bank receives written confirmation from Borrower not later than three (3) LIBOR or COST OF FUNDS Business Days, as applicable, after such telephone notice is given; and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the LIBOR or COST OF FUNDS Period. For each LIBOR or COST OF FUNDS Option requested hereunder, Bank will quote the applicable fixed LIBOR or COST OF FUNDS Rate to Borrower at approximately 10:00 a.m., California time, on the first day of the LIBOR or COST OF FUNDS Period. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination of the rate by Bank; provided, however, that if Borrower fails to accept any such quotation as given, then the quoted rate shall expire and Bank shall have no obligation to permit a LE30R or COST OF FUNDS Option to be selected on such day. If no specific designation of interest is made at the time any Advance is requested under the Agreement or at the end of any L113OR or COST OF FUNDS Period, Borrower shall be deemed to have selected the Base Rate Option for such Advance or the principal amount to which such LIBOR or COST OF FUNDS Period applied. At any time the LIBOR or COST OF FUNDS Option is in effect, Borrower may, at the end of the applicable LIBOR or COST OF FUNDS Period, convert to the Base Rate Option. At any time the Base Rate Option is in effect, Borrower may convert to the LIBOR or COST OF FUNDS OPTION, and shall designate a LIBOR or COST OF FUNDS Period, as applicable.

9. Default Interest Rate. From and after the maturity date of the Agreement, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of the Credit shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to three percent (3.00%) above the rate of interest from time to time applicable under the Agreement.

10. Prepayment. Bank is not under any obligation to accept any prepayment of any LIBOR or COST OF FUNDS Option Advance except as described below or as required under applicable law. Borrower may prepay a Base Rate Option Advance at any time, without paying any Prepayment Amount, as defined below. Borrower may prepay a LIBOR or COST OF FUNDS Option Advance in increments of Five Hundred Dollars ($500.00) prior to the end of the LIBOR or COST OF FUNDS Period, as applicable, as long as (i) Bank is provided written notice of such prepayment at least five (5) LIBOR or COST OF FUNDS Business Days, as applicable, prior to the date thereof (the "Prepayment Date"); and (ii) Borrower pays the Prepayment Amount. The notice of prepayment shall contain the following information: (a) the Prepayment Date; and (b) the LIBOR or COST OF FUNDS Option Advance which will be prepaid. On the Prepayment Date, Borrower shall pay to Bank, in addition to any other amount that may then be due on the Credit, the Prepayment Amount. Bank, in its sole discretion, may accept any prepayment of a LIBOR or COST OF FUNDS Option Advance even if not required to do so under the Agreement and may deduct from the amount to be applied against such LIBOR or COST OF FUNDS Option Advance any other amounts required to be paid as part of the Prepayment Amount.

     Notwithstanding anything in this Agreement or otherwise, after the occurrence and during the continuance of an Event of Default, (i) Borrower shall not elect to continue or convert any interest rate option as or to a LIBOR Option or a COST OF FUNDS Option, and (ii) any and all LIBOR and COST OF FUNDS Options, upon the expiration of their respective LIBOR Period or COST OF FUNDS Period, shall be deemed Base Rate Options.

     The Prepaid Principal Amount (as defined below) will be applied to the LIBOR or COST OF FUNDS Option Advance being prepaid as Bank shall determine in its sole discretion.

     If Bank exercises its right to accelerate the payment of the Credit prior to maturity based upon an Event of Default under the Agreement, Borrower shall pay to Bank, in addition to any other amounts that may then be due on the Agreement, on the date specified by Bank as the Prepayment Date, the Prepayment Amount.

     Bank's determination of the Prepayment Amount shall be conclusive in the absence of obvious error or fraud. If requested in writing by Borrower, Bank shall provide Borrower a written statement specifying the Prepayment Amount.

     The following (the "Prepayment Amount") shall be due and payable in full on the Prepayment Date:

          a. If the principal amount of the LIBOR or COST OF FUNDS Option Advance being prepaid exceeds Seven Hundred Fifty Thousand Dollars ($750,000), then the Prepayment Amount is the sum of (i) the amount of the principal balance of the LIBOR or COST OF FUNDS Option Advance which Borrower has elected to prepay or the amount of the principal balance of the LIBOR or COST OF FUNDS Option Advance which Bank has required Borrower to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"); (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; (iii) Five Hundred Dollars ($500.00); plus (iv) the present value, discounted at the Reinvestment Rates (as defined below) of the positive amount by which (A) the interest Bank would have earned had the Prepaid Principal Amount not been paid prior to the end of the LIBOR or COST OF FUNDS Period, as applicable, at the Agreement's interest rate exceeds (B) the interest Bank would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rates.

          b. If the principal amount of the LIBOR or COST OF FUNDS Option Advance being prepaid is Seven Hundred Fifty Thousand Dollars ($750,000) or less, then the Prepayment Amount is the sum of (i) the Prepaid Principal Amount,
(ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; plus (iii) an amount equal to two percent (2%) of the Prepaid Principal Amount.

     "Reinvestment Rates" mean the per annum rates of interest equal to one half percent (l/2%) above the rates of interest reasonably determined by Bank to be in effect not more than seven (7) days prior to the Prepayment Date in the secondary market for United States Treasury Obligations in amounts) and with maturity(ies) which correspond (as closely as possible) to the LIBOR or COST OF FUNDS Option Advance being prepaid.

     BY INITIALING BELOW, BORROWER ACKNOWLEDGE(S) AND AGREE(S) THAT: (A) THERE IS NO RIGHT TO PREPAY ANY LIBOR OPTION ADVANCE OR ANY COST OF FUNDS. OPTION ADVANCE, IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT, EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW; (B) BORROWER SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF. BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF ANY LIBOR OPTION ADVANCE OR COST OF FUNDS OPTION ADVANCE AS PANT OR ALL OF THE OBLIGATIONS OWING UNDER THE AGREEMENT, INCLUDING WITHOUT LIMITATION, ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) BORROWER WAIVES ANY RIGHTS UNDER SUCCESSOR STATUTE; AND (D) BANK HAS MADE EACH LIBOR OPTION ADVANCE AND COST OF FUNDS OPTION ADVANCE PURSUANT TO THE AGREE IN RELIANCE ON THESE AGREEMENTS.

/s/  FRD
-------------------
Borrower's Initials

11. Hold Harmless and Indemnification. Borrower agrees to indemnify Bank and to hold Bank harmless from, and to reimburse Bank on demand for, all losses and expenses which Bank sustains or incurs as a result of (i) any payment of a LIBOR or COST OF FUNDS Option Advance prior to the last day of the applicable LIBOR or COST OF FUNDS Period for any reason, including, without limitation, termination of the Agreement, whether pursuant to this Addendum or upon the occurrence of an Event of Default; (ii) any termination of a LIBOR or COST OF FUNDS Period prior to the date it would otherwise end in accordance with this Addendum; or (iii) any failure by Borrower, for any reason, to borrow any portion of a LIBOR or COST OF FUNDS Option Advance.

12. Funding Losses. The indemnification and hold harmless provisions set forth in this Addendum shall include, without limitation, all losses and expenses arising from interest and fees that Bank pays to lenders of funds it obtains in order to fund the loans to Borrower on the basis of the LIBOR or COST OF FUNDS Options) and all losses incurred in liquidating or re-deploying deposits from which such funds were obtained and loss of profit for the period after termination. A written statement by Bank to Borrower of such losses and expenses shall be conclusive and binding, absent manifest error, for all purposes. This obligation shall survive the termination of this Addendum and the payment of the Indebtedness.

13. Regulatory Developments Or Other Circumstances Relating To Illegality or Impracticality of LIBOR. If any Regulatory Development or other circumstances relating to the interbank Euro-dollar markets shall, at any time, in Bank's reasonable determination, make it unlawful or impractical for Bank to fund or maintain, during any LIBOR or COST OF FUNDS Period, to determine or charge interest rates based upon LIBOR or COST OF FUNDS, as applicable, Bank shall give notice of such circumstances to Borrower and:

          (i) In the case of a LIBOR or COST OF FUNDS Period in progress, Borrower shall, if requested by Bank, promptly pay any interest which had accrued prior to such request and the date of such request shall be deemed to be the last day of the term of the LIBOR or COST OF FUNDS Period; and

          (ii) No LIBOR or COST OF FUNDS Period may be designated thereafter until Bank determines that such would be practical.

14. Additional Costs. Borrower shall pay to Bank from time to time, upon Bank's request, such amounts as Bank determines are needed to compensate Bank for any costs it incurred which are attributable to Bank; having made or maintained a LIBOR or COST OF FUNDS Option Advance or to Bank's obligation to make a LIBOR or COST OF FUNDS Option Advance, or any reduction in any amount receivable by Bank hereunder with respect to any LIBOR or COST OF FUNDS Option or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs", resulting from any Regulatory Developments, which (i) change the basis of taxation of any amounts payable to Bank hereunder with respect to taxation of any amounts payable to Bank hereunder with respect to any LIBOR or COST OF FUNDS Option Advance (other than taxes imposed on the overall net income of Bank for any LIBOR or COST OF FUNDS Option Advance by the jurisdiction where Bank is headquartered or the jurisdiction where Bank extends the LIBOR or COST CAF FUNDS Option Advance); (ii) impose or modify any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any LIBOR or COST OF FUNDS Option Advance or any deposits referred to in the definition of LIBOR or COST OF FUNDS); or (iii) impose any other condition affecting this Addendum (or any of such extension of credit or liabilities). Bank shall notify Borrower of any event occurring after the date hereof which entitles Bank to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank for purposes of this paragraph, shall be conclusive, provided that such determinations are made on a reasonable basis.

15. Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

 Sipex Corporation                              COMERICA BANK-CALIFORNIA

By:  /s/  Frank DiPietro                       By:  /s/  Marco Figone
     -------------------------                      -----------------
       Frank DiPietro                                  Marco Figone

Title:   CFO                                   Title:   Assistant Vice President
       -----------------------                       ---------------------------

STATEMENT

                                                            DATE: March 22, 2001

Sipex Corporation                       Comerica Bank-California
233 South Hillview Drive                P.O. Box 49032
Milpitas, CA 95035                      San Jose, CA 95161-9032




RE: Fee on $ 20.000.000.00              Note, dated March 22, 2001 and maturing
                                        June 01, 2003 Officer 48350



Loan Fee                                              $50,000.00



Interest Due March 22, 2001                           $47,808.73
         Per Diem of $2,077.48



Late Charge                                            $2,921.85





      Total Due:                                     $100,730.58





[ ]   Customer Check Attached

[ ]   Charge DDA No.
                    ---------------------------------

Acknowledged by:  /s/  Frank R. Di Pietro
                ----------------------------

                                                             ENVIRONMENTAL RIDER

Commerce Bank-California

333 West Santa Clara Street, San Jose, CA 95113

This ENVIRONMENTAL RIDER (this "Rider") dated this 22nd day of March, 2001 is hereby made a part of and incorporated into that certain Revolving Credit Loan 8 Security Agreement (the "Agreement") dated March 22, 2001 between Comercia Bank-California, a California corporation ("Lender") and Sipex Corporation _____ __________________________________________________________________ ("Borrower").

         1. Borrower hereby represents, warrants and covenants that none of the collateral or real property occupied and/or owned by Borrower has ever been used by Borrower or any other previous owner and/or operator in connection with the disposal of or to refine, generate, manufacture, produce, store, handle, treat, transfer, release, process or transport any hazardous waste, as defined in 42 U.S.C. 9601 (14) ("Hazardous Substance"), and Borrower will not at any time use the collateral or such real property for the disposal of, refining of, generating, manufacturing, producing, storing, handling, treating, transferring, releasing, processing, or transporting any such Hazardous Waste and/or Hazardous Substances.

         2. None of the collateral or real property used and/or occupied by Borrower has been designated, listed or identified in any manner by the United States Environmental Protection Agency (the "EPA's or under and pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, set forth at 42 U.S.C. 9601 et seq. ("CERCLA") or the Resource Conservation and Recovery Act of 1986, as amended, set forth at 42 U.S.C. 9601 et seq. ("RCRA") or any other environmental protection statute as a Hazardous Waste or Hazardous Substance disposal or removal site, superfund or cleanup site or candidate for removal of closure pursuant to RCRA, CERCLA or any other environmental protection statute.

         3. Borrower has not received a summons, citation, notice, directive, letter or other communication, written or oral, from the EPA or any other federal or state governmental agency or instrumentality, authorized pursuant to an environmental protection statute, concerning any intentional or unintentional action or omission by Borrower resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of Hazardous Waste or Hazardous Substance into the environment resulting in damage thereto or to the fish, shellfish, wildlife, biota or other natural resources.

         4. Borrower shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, or on the part of any thud party, on property owned and/or occupied by Borrower, any disposal, releasing, spilling, leaking, pumping, omitting, pouring, emptying or dumping of a Hazardous Waste or Hazardous Substance into the environment where damage may result to the environment, fish, shellfish, wildlife, biota or other natural resources unless such disposal, release, spill, leak, pumping, emission, pouring, emptying or dumping Is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authority.

          5. Borrower shall furnish to Lender:

         (a) Promptly and in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other communications from the EPA or any other governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with the handling, transporting, transferring, disposal or in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Waste or Hazardous Substances into the environment resulting in damage to the environment, fish, shellfish, wildlife, biota and any other natural resource;

         (b) Promptly and in any event within thirty (30) days after the receipt thereof, a copy of any notice of or other communication concerning the filing of a lien upon, against or in connection with Borrower, the collateral or Borrower's real property by the EPA or any other governmental agency or instrumentality authorized to file such a lien pursuant to an environmental protection statute in connection with a fund to pay for damages and/or cleanup and/or removal costs arising from the intentional or unintentional action or omission of Borrower resulting from the disposal or in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Waste or Hazardous Substances into the environment;

         (c) Promptly and in any event within thirty (30) days after the receipt thereof, a copy of any notice, directive, letter or other communication from the EPA or any other governmental agency or instrumentality acting under the authority of an environmental protection statute indicating that all or any portion of the Borrower's property or assets have been listed and/or borrowers deemed by such agency to be the owner and operator of the facility that has failed to furnish to the EPA or other authorized governmental agency or instrumentality, all the information required by the RCRA, CERCLA or other applicable environmental protection statutes;

         (d) Promptly and in no event more than thirty (30) days after the filing thereof with the EPA or other governmental agency or instrumentality authorized as such pursuant to an environmental protection statute, copies of any and all information reports filed with such agency or Instrumentality in connection with Borrower's compliance with RCRA, CERCLA or other applicable environmental protection statutes.


         6. Any one or more of the following events which occur with respect to Borrower shall constitute an event of default:

         (a) The breach by Borrower of any covenant or condition, representation or warranty contained in this Rider;

         (b) The failure by Borrower to comply with each, every and all of the requirements of RCRA, CERCLA or any other applicable environmental protection statutes on the real property and/or on owned by borrower;

         (c) The receipt by Borrower of a notice from the EPA or any other governmental agency or instrumentality acting under the authority of any environmental protection statute, indicating that a lien has been filed against any of the collateral, or any of Borrower's other property by the EPA or any other governmental agency or instrumentality in connection with a fund as a result of damage arising from an intentional or unintentional action or omission by Borrower resulting from the disposal, releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Waste into the environment; and

         (d) Any other event or condition exists which might, in the opinion of Lender, under applicable environmental protection statutes, have a material adverse effect on the financial or operational condition of Borrower or the value of all or any material part of the collateral or other property of Borrower.

          In witness whereof, the Borrower has agreed as of the date first set forth above.

Sipex Corporation
---------------------------------------

By:      /s/  Frank R. DiPietro                By:
   ------------------------------------            ------------------------------------
      Frank R. Dipietro

Its:     CFO                                   Its:
    -----------------------------------            ------------------------------------

By:                                            By:
   ------------------------------------            ------------------------------------

Its:                                           Its:
    -----------------------------------            ------------------------------------

                                                                       EQUIPMENT
                                                                           RIDER

Borrower(s):  Sipex Corporation

         Borrower has entered into a certain Revolving Credit and Security Agreement (Accounts and Inventory) or a certain Loan and Security Agreement (Accounts and Inventory) (either hereinafter referred to as "Agreement"), dated March 22, 2001 with Bank (Secured Party). This EQUIPMENT RIDER (hereinafter referred to as this Rider) dated March 22, 2001 is hereby made a part of and incorporated into that Agreement.

1. Borrower grants to Bank a security Interest in the following wherever located (hereinafter referred to as "Equipment":

         (a) all of Borrowers present machinery, equipment, fixtures, vehicles, office equipment, furniture, furnishings, tools, dies, and attachments, wherever located, (including but not limited to, the items listed and described on the Schedule of Equipment attached hereto and marked Exhibit "A" and by this reference made a part hereof as though fully set forth herein);

         (b) all of Borrowers additional equipment, wherever located, of like or unlike nature, to be acquired hereafter, and all replacements, substitutes, accessions, additions and Improvements to any of the foregoing; and

         (c) all of Borrower's general intangibles, including without limitation, computer programs, computer disks, computer tapes, literature, reports, catalogs, drawings, blueprints and other proprietary items.

2. Bank's security Interest in the Equipment as set forth above shall secure each, any and all of Borrower's Indebtedness to Bank, as the term "Indebtedness" is defined in the Agreement.

3. Bank may in its sole discretion, from time to time hereafter, make loans to Borrower. Loans made by Bank to Borrower pursuant to this Rider shall be included as part of the Indebtedness of Borrower to Bank and at Bank's option, may be evidenced by promissory note(s), in form satisfactory to Bank. Such loans shall bear interest at the rate and be payable in the manner specified in said promissory notes) in the event Bank exercises the aforementioned option, and in the event Bank does not, such loans shall bear interest at e rate and be payable in the manner specified in the Agreement.

4. Borrower represents and warrants to Bank that:

         (a)      it has good and Indefeasible title to the Equipment;

         (b) the Equipment is and will be tree and clear of all liens, security interests, encumbrances and claims, except as held by Bank,

         (c)      the Equipment shall be kept only at the following locations:

         (d)      the owners or mortgagees of the respective locations are:

         (e) Bank shall have the right upon demand now and/or at all times hereafter, during Borrower's usual business hours to inspect and examine the Equipment and Borrower agrees to reimburse Bank for its reasonable costs and expenses in so doing.

5. Borrower shall keep and maintain the Equipment in good operating condition and repair, make all necessary replacements thereto so that the value end operating efficiency thereof shall at all times be maintained and reserved. Borrower shall not permit any items of Equipment to become a fixture to real estate or accession to other property, and the Equipment is now and shall at all times remain and be personal property.

6. Borrower, at its expense, shall keep and maintain: the Equipment Insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties and interest in properties in similar businesses for the full insurable value thereof; and business interruption insurance and public liability and props damage insurance relating to Borrower's ownership and use of its assets. All of such policies of insurance shall be in such with such companies and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payment of all premiums thereof. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Bank showing loss payable to Bank and all proceeds payable thereunder shall be payable to Bank and upon receipt by Bank shall be applied on the account of Borrower's Indebtedness. To secure the payment of Borrower's Indebtedness, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage and the proceeds thereof and directs all insurers under such policies of insurance to pay all proceeds thereof directly to Bank. Borrower hereby irrevocably appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's attorney-in-fact fort he purpose of making, settling and adjusting clams under such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank that it will give Bank at least ten (10) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Bank, without waiving or releasing any obligations or defaults by Borrower hereunder, may at any time or times hereafter, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be a part of Borrower's Indebtedness and payable on demand.

7. Until default by Borrower under the Agreement or this Rider, Borrower may subject to the provisions of the Agreement and this Rider and consistent therewith, remain in possession thereof and use the Equipment referred to herein in the ordinary course of business at the location or locations hereinabove designated.

8. All of the terms, conditions, warranties, covenants, agreements and representations of the Agreement are incorporated herein and reaffirmed.

9. Upon a default by Borrower under the Agreement or this Rider, Borrower upon request of Bank to do so, agrees to assemble and make he Equipment or any part thereof available to Bank at a place designated by Bank.

10. Borrower shall upon demand by Bank immediately deliver to Bank and properly endorse, any and all evidences of ownership, certificates of title or applications for title to any of the aforesaid items of Equipment.

11. Bank shall not in any way or manner be liable or responsible for (a) the safekeeping of the Equipment, (b any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value hereof or (d) any act or default by any person whomsoever. All risk of loss, damage or destruction of the Equipment shall be borne by Borrower.

Borrower(s): Sipex Corporation

/s/ Frank R. DiPietro
------------------------------        ---------------------------------
By:  Frank R. DiPietro, CFO           By:

------------------------------        ---------------------------------
By:                                   By:


Accepted this 22nd day of March, 2001 at Bank's place of business in San Jose, CA 95113

                                      By:/s/ Marco Figone
                                      -----------------------------------------
                                      Marco Figone, Assistant Vice President

                      AUTOMATIC LOAN PAYMENT AUTHORIZATION

                                                           Date:  March 22, 2001


Obligor Name (Typed or Printed):              Sipex Corporation
                                  ----------------------------------------------

Obligor Number:  7253610942                  Lender's Cost Center #: 95742
                 ----------------------------                     -------------

Address: 233 South Nillview Dive    Milpitas
         -----------------------------------------------------------------------
         STREET ADDRESS             CITY       STATE    COUNTRY        ZIP CODE

The undersigned hereby authorizes Comercia Bank-California ("Bank") to charge the account designated below for the payments due on the loans) as designated below and all renewals, extensions, modifications and/or substitutions thereof.

This authorization will remain in effect unless the undersigned requests a modification that is agreed to by the Bank in writing. The undersigned remains fully responsible for all amounts outstanding to Bank if the designated account is Insufficient for repayment.

         [ ] Automatic Payment Authorization for affil payments on all current and future borrowings, as and when such payments come due (which payments Include, without /Imitation, principal, interest, fees, costs, and expenses).

         [ ] Automatic Payment Authorization for payments on only the specific borrowing identified below, as and when such payments come due (which payments include, without limitation, principal, interest, fees, costs, and expensed.

   Specific Obligation Number:
                               -------------------------------------------------

         [ ] Automatic Payment Authorization for less than all payments on only the specific borrowing -identified below, as and when such payments come due.

   Specific Obligation Number:
                               -------------------------------------------------

         [ ]      Principal and Interest payments only

         [ ]      Principal payments only

         [ ]      Interest payments only

         [ ]      SPECIAL INSTRUCTIONS/IRREGULAR PAYMENT INSTRUCTIONS
         ____________________________________________________________
         ____________________________________________________________
         ____________________________________________________________

Payment Due Date: Your loan payments will be charged to your account as indicated above on the dates such payments become due (or on the first date thereafter when there are available funds) unless that day is a Saturday, Sunday, or Bank holiday in which case such payments will be charged on the following business day, with interest to accrue during this extension as provided under the loan documents.

      Account to be Charged:

        [ ] Checking                               [ ] Comerica Account No.
                    ---------------------------                            -----------------------
        [ ] Savings                                [ ] Comerica Account No
                   ----------------------------                            -----------------------

      Number of lead days to issue billing
                                          --------------------

      (Charges to account are withdrawals pursuant to account resolution)


Sipex Corporation



By:  /s/ Frank R. DiPietro                   Its:  CFO
     -----------------------                       -----------------------------
     SIGNATURE OF Frank R. DiPietro                TITLE

                            BORROWER'S AUTHORIZATION

                                                            Date: March 22, 2001

I (we) hereby authorize and direct Comerica Bank-California ("Bank") to pay

to                                         $
  -------------------------------------     --------------------------

to                                         $
  -------------------------------------     --------------------------

to                                         $
  -------------------------------------     --------------------------

to                                         $
  -------------------------------------     --------------------------

Of the proceeds of my (our) loan from the Bank evidenced by a note in the original principal amount of:

$                                          $
---------------------------------------    ---------------------------




Borrower(s):

Sipex Corporation


By: /s/ Frank R. DiPietro                            Its:  CFO
    ------------------------------                         ---------------------
    SIGNATURE OF Frank R. DiPietro                         TITLE